EXHIBIT 4(b)

                           PERINI CORPORATION,

                    STATE STREET BANK & TRUST COMPANY

                               As Depositary

                                    and

                   ALL HOLDERS OF DEPOSITARY RECEIPTS






                          DEPOSIT AGREEMENT









                      Dated as of July    , 1994

                           TABLE OF CONTENTS

                                                                    Page

Parties
Recitals

                         DEPOSIT AGREEMENT

                              ARTICLE I

                             Definitions

SECTION 1.01  "Articles of Organization"
SECTION 1.02  "Authorizing Resolutions"
SECTION 1.03  "Common Stock"
SECTION 1.04  "Company"
SECTION 1.05  "Convertible Subordinated Debentures"
SECTION 1.06  "Deposit Agreement"
SECTION 1.07  "Depositary"
SECTION 1.08  "Depositary's Agent"
SECTION 1.09  "Depositary Shares"
SECTION 1.10  "Receipt"
SECTION 1.11  "Record holder"
SECTION 1.12  "Registrar"
SECTION 1.13  "Securities Act of 1933"
SECTION 1.14  "Shareholder Services Office"
SECTION 1.15  "Stock"


                               ARTICLE II

    Form of Receipts; Deposit of Stock; Execution and Delivery; Transfer, Surrender, Redemption, Conversion and Exchange of Receipts

SECTION 2.01  Form and Transferability of Receipts
SECTION 2.02  Deposit of Stock; Execution and Delivery of
    Receipts in Respect Thereof
SECTION 2.03  Redemption of Stock
SECTION 2.04  Transfer of Receipts
SECTION 2.05  Combinations and Split-Ups of Receipts
SECTION 2.06  Surrender of Receipts and Withdrawal of Stock
SECTION 2.07  Conversion of Stock into Common stock
SECTION 2.08 Exchange of Stock for Convertible Subordinated Debentures at the Company's Option
SECTION 2.09 Limitations on Execution and Delivery; Transfer, Surrender and Exchange of Receipts
SECTION 2.10  Lost Receipts, etc.
SECTION 2.11  Cancellation and Destruction of Surrendered Receipts


                               ARTICLE III

          Certain Obligations of Holders of Receipts and the Company

SECTION 3.01  Filing Proofs, Certificates and Other Information
SECTION 3.02  Payment of Taxes or Other Governmental Charges
SECTION 3.03  Representations and Warranties as to Stock
SECTION 3.04  Representations and warranties as to Debentures
SECTION 3.05  Covenants and Warranties as to Common Stock

    TABLE OF CONTENTS - continued
                                                                            Page

                               ARTICLE IV

                     The Deposited Securities; Notices

SECTION 4.01  Cash Distributions
SECTION 4.02  Distributions other than Cash
SECTION 4.03  Subscription Rights, Preferences or Privileges
SECTION 4.04  Notice of Dividends; Fixing of Record Date for Receipt Holders
SECTION 4.05  Voting Rights
SECTION 4.06 Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.
SECTION 4.07  Reports
SECTION 4.08  List of Receipt Holders


                               ARTICLE V

                      The Depositary and The Company

SECTION 5.01 Maintenance of Offices, Agencies, Transfer Books by the Depositary; Registrar
SECTION 5.02 Prevention or Delay in Performance by the Depositary, the Depositary's Agent or the Company
SECTION 5.03 Obligations of the Depositary, the Depositary's Agents and the Company
SECTION 5.04 Resignation and Removal of the Depositary; Appointment of Successor Depositary
SECTION 5.05  Corporate Notices and Reports
SECTION 5.06  Deposit of Stock by the Company
SECTION 5.07  Indemnification by the Company
SECTION 5.08  Charges and Expenses


                                ARTICLE VI

                        Amendment and Termination

SECTION 6.01  Amendment
SECTION 6.02  Termination


                                ARTICLE VII

                               Miscellaneous

SECTION 7.01  Counterparts
SECTION 7.02  Exclusive Benefit of Parties
SECTION 7.03  Invalidity of Provisions
SECTION 7.04  Notices
SECTION 7.05  Depositary's Agents
SECTION 7.06  Holders of Receipts are Parties
SECTION 7.07  Governing Law
SECTION 7.08  Headings

Testimonium

Signatures

Exhibit A

                              DEPOSIT AGREEMENT


         DEPOSIT AGREEMENT, dated as of July    , 1994, among Perini
Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts, State Street Bank & Trust Company, a national banking association duly organized and existing under the laws of the United States of America, as Depositary, with its principal shareholder services
office at                                      , and all holders from time to
time of Depositary Receipts issued hereunder.

                             W I T N E S S E T H:

         WHEREAS, it is desired to provide, as hereinafter set forth in this
Deposit Agreement, for the deposit of shares of $           Convertible
Exchangeable Junior Preferred Stock, par value $1.00 per share, of Perini Corporation, with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Depositary Receipts evidencing $
       Depositary Convertible Exchangeable Junior Preferred Shares, in respect
of the $           Convertible Exchangeable Junior Preferred Stock so
deposited; and

         WHEREAS, such Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

         NOW, THEREFORE, in consideration of the above premises, it is agreed by and among the parties hereto as follows:

                                 ARTICLE I
                                Definitions

         The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement and the Depositary Receipts:

         SECTION 1.01. The term "Articles of Organization" shall mean the Restated Articles of Organization, as amended from time to time, of the Company.

         SECTION 1.02. The term "Authorizing Resolutions" shall mean the resolutions adopted by the Board of Directors of the Company establishing and setting forth the rights, preferences and privileges of the Stock.

         SECTION 1.03. The term "Common Stock" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of the Authorizing Resolutions, shares issuable on conversion of the Stock shall include only shares of the class designated as Common Stock of the Company at the date of this Deposit Agreement or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.


         SECTION 1.04. The term "Company" shall mean Perini Corporation, a corporation organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701, and its successors.

         SECTION 1.05.  The term "Convertible Subordinated Debentures" shall
mean the Company's          % Convertible Subordinated Debentures Due 2019
which may be issued pursuant to an Indenture between the Company and a trustee, in exchange for the Stock pursuant to the terms of the Stock.

         SECTION 1.06. The term "Deposit Agreement" shall mean this agreement, as the same may be amended or supplemented from time to time.

         SECTION 1.07. The term "Depositary" shall mean State Street Bank & Trust Company, a national banking association organized and existing under the laws of the United States of America, with its principal shareholder services
office at                                            , and any successor as
depositary hereunder.

         SECTION 1.08. The term "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified in
Section 7.05.

         SECTION 1.09. The term "Depositary Shares" shall mean the $ Depositary Convertible Exchangeable Junior Preferred Shares, evidenced by the Depositary Receipts issued hereunder and representing the interests in the Stock deposited with the Depositary hereunder. Each Depositary Share shall present one-tenth (1/10th) of a share of Stock and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Stock and at the time held under this Deposit Agreement.

         SECTION 1.10. The term "Receipt" shall mean one or more of the Depositary Receipts issued hereunder and evidencing the Depositary Shares.

         SECTION 1.11. The term "record holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purposes.

         SECTION 1.12. The term "Registrar" shall mean any bank or trust company which shall be appointed to register Depositary Receipts as herein provided.

         SECTION 1.13. The term "Securities Act of 1933" shall mean the Act of May 27, 1933 (15 U.S. Code Secs. 77a-77aa), as from time to time amended.

         SECTION 1.14. The term "shareholder services office" when used with respect to the Depositary, shall mean the principal office of the Depositary in Dorchester, Massachusetts, at which at any particular time its shareholder services business shall be administered.

         SECTION 1.15. The term "Stock" shall mean shares of the Company's $ Convertible Exchangeable Junior Preferred Stock, par value $1.00 per share, issued concurrently herewith.

                                  ARTICLE II
              Form of Receipts; Deposit of Stock; Execution and
                 Delivery; Transfer, Surrender, Redemption,
                    Conversion and Exchange of Receipts

         SECTION 2.01. Form and Transferability of Receipts. Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the

Depositary, provided that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless it shall have been executed manually by the Depositary, or if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary, by the signature of a duly authorized officer and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized officer. Receipts executed as provided in this Section may be issued notwithstanding that any authorized officer of the Depositary signing such Receipts shall have ceased to hold office at the time of issuance of such Receipts. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

         Receipts shall be in denominations of any number of Depositary Shares.

         All Receipts shall be dated the date of their execution.

         Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Receipts or the Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Stock or otherwise.

         Title to a Receipt (and to the Depositary Shares evidenced thereby) which is properly endorsed or accompanied by a properly executed instrument of transfer shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

         SECTION 2.02. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, any holder of Stock may deposit such Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by law, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

         If required by the Depositary, Stock presented for deposit at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Stock or to receive other property which any person in whose name the Stock is or has been recorded may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

         Subject to the terms and conditions of this Deposit Agreement, Stock may also be deposited hereunder in connection with the delivery of Receipts to represent distributions under Section 4.02 and upon exercise of the rights to subscribe referred to in Section 4.03.


         Upon each delivery to the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents above specified, the Depositary shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company for transfer and recordation in the name of the Depositary or its nominees of the Stock being deposited. Deposited Stock shall be held by the Depositary, at its shareholder services office, or at such other place or places as the Depositary shall determine.

         Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order referred to in the first paragraph of this Section, delivered to the Depositary or to the Depositary's Agent, a Receipt or Receipts for the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipts at its shareholder services office and at such other offices, if any, as it may designate. Delivery at any other offices shall be at the risk and expense of the person requesting such delivery. However, in each case, such delivery will be made only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, as provided in Section 5.08, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Stock.

         SECTION 2.03. Redemption of Stock. Whenever the Company shall elect to redeem shares of the Stock, it shall give the Depositary not less than 30 nor more than 60 days' notice of the date of such proposed redemption of Stock and of the number of shares held by the Depositary to be so redeemed and the redemption price for the Stock to be redeemed (which shall include full cumulative dividends thereon to the redemption date). On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of the Stock to be redeemed, the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed, first class mail postage prepaid, not less than 30 nor more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares ("redemption date"), to the holders of record on the record date for such redemption (determined pursuant to Section 4.4) of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state the record date for the purposes of such redemption; the redemption date; the number of Depositary Shares to be redeemed; if less than all the Depositary Shares held by such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; the redemption price; the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and that dividends in respect of the Stock represented by the Depositary Shares so to be redeemed will cease to accrue and that conversion rights in respect thereof will terminate at the close of business on such redemption date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected pro rata of by lot or in such manner as the Company shall deem appropriate and fair.

         Notice having been mailed by the Depositary as aforesaid, from and after the redemption date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the shares of Stock so called for redemption shall cease to accrue, the conversion rights in respect thereof will terminate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price)

shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with said notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at the redemption price per Depositary Share equal to one-tenth (1/10) (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest represented by one Depositary Share in one share of Stock) of the redemption price per share paid in respect of the shares of Stock plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the redemption date have accrued on the shares of Stock to be so redeemed and have not theretofore been paid. The foregoing shall further be subject to the terms and conditions of the Authorizing Resolutions.

         If less than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

         SECTION 2.04. Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall make transfer on its books from time to time of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto representing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

         SECTION 2.05. Combination and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Depositary's shareholder services office or at such other office as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in authorized denominations requested, evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

         SECTION 2.06. Surrender of Receipts and Withdrawal of Stock. Any holder of a Receipt or Receipts representing any number of whole shares of Stock may withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary's shareholder services office or at such other office as the Depositary may designate for such withdrawals (unless the Depositary Shares represented thereby shall have been theretofore called for redemption or exchange). Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 2.04) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer.

         If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order (accompanied by a signature guarantee) so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

         Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at its shareholder services office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

         SECTION 2.07.  Conversion of Stock into Common Stock.

         (a) Receipts may be surrendered with instructions to the Depositary as conversion agent to convert such number of whole shares of underlying Stock represented thereby (subject to the provisions of subparagraph (g) below) as the holder wishes to convert into Common Stock of the Company at the conversion rate specified in the Authorizing Resolutions with respect to each share of Stock, as such conversion rate may be adjusted from time to time as provided in the Authorizing Resolutions. Subject to the terms and conditions of this Deposit Agreement and the Authorizing Resolutions, a holder of a Receipt or Receipts representing at least one whole share of Stock may surrender such Receipt or Receipts at the Depositary's shareholder services office or at such office as it may designate for such purpose, together with a completed and executed notice of conversion in the form included in the Receipt, thereby instructing the Depositary, as conversion agent, to convert the number of whole shares of underlying Stock specified in such notice into shares of Common Stock. Each holder surrendering Receipts for conversion during the period between a record date for payment of dividends and a dividend payment date (except for Receipts representing Stock called for redemption or exchange with a redemption or exchange date during such period) must accompany such Receipts with a check made payable to the Company in an amount equal to the dividend thereon which such holder is to receive on the dividend payment date.

         (b) Upon receipt of such Receipt or Receipts and the notice of conversion instructing the Depositary as conversion agent to convert, the Depositary shall (x) give written notice to the Company, or its authorized agent, of the number of whole shares of Common Stock and the amount of cash, if any, as provided in subparagraph (g) below, relating to such holder's conversion, and (y) deliver to the Company or its authorized agent the notice of conversion, together with certificates for the Stock represented by the Receipts surrendered with the notice of conversion and any accompanying check as provided above. As promptly as is practicable after the receipt of such conversion notice, certificates and any such accompanying check from the Depositary, the Company shall furnish or cause to be furnished to the Depositary a certificate or certificates representing such number of whole shares of Common Stock, and such cash, if any, as is referred to above and the Depositary shall deliver to such holder (i) a certificate or certificates representing whole shares of Common Stock into which the Stock represented by Receipts has been converted, (ii) a Receipt evidencing the number of Depositary Shares, if any, to which the holder is entitled and (iii) any money or other property to which the holder is entitled.

         (c) Upon any such conversion of the Stock underlying the Depositary Shares, no allowance, adjustment or payment shall be made with respect to dividends upon such Stock or shares of Common Stock issued upon the conversion thereof, except as the Company may otherwise determine in accordance with the Authorizing Resolutions.

         (d)  Stock converted into Common Stock shall be cancelled.


         (e) If any Depositary Shares shall be called for redemption or exchange, the Stock underlying such shares may be converted into Common Stock as provided in this Section until and including, but not after (unless the Company shall default in payment due upon the redemption or exchange of the underlying Stock), the close of business on the redemption or exchange date.

         (f) Delivery of Common Stock and other property may be made by the delivery of certificates and other proper documents of title, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made as hereinafter provided, without unreasonable delay, at the risk and expense of any holder surrendering Receipts, and for the account of such holder, to such place designated by such holder.

         (g) No fractional shares of Common Stock shall be issuable upon conversion of Stock underlying the Depositary Shares. If, except for the provisions of this paragraph, any holder of Receipts surrendered to the Depositary with instructions for conversion of the underlying Stock would be entitled to a fractional share of Common Stock, the Company shall deliver to the Depositary for delivery to such holder, in accordance with paragraph (b) above, an equivalent amount in cash for such fractional share based upon the current market value of the Common Stock computed as set forth in the Authorizing Resolutions. In addition, no fractional shares of Stock may be converted and, in the event Receipts are surrendered together with a conversion notice requesting the conversion of other than a whole number of shares of underlying Stock, the holder shall receive a Receipt evidencing the number of Depositary Shares not converted.

         SECTION 2.08. Exchange of Stock for Convertible Subordinated Debentures at the Company's Option. The Stock is exchangeable in whole at the option of the Company for Convertible Subordinated Debentures in accordance with the terms of the Stock. Whenever the Company shall elect to exchange the shares of Stock for Convertible Subordinated Debentures it shall give the Depositary not less than 30 nor more than 60 days notice of the date of such proposed exchange of Stock (which shall be a dividend payment date for the Stock). On the date of such exchange, provided that the Company shall then have issued the Convertible Subordinated Debentures for the Stock to be exchanged and shall have paid in full the final dividend on the Stock in immediately available funds to the Depositary, the Depositary shall exchange the Receipts for the Convertible Subordinated Debentures issued in such exchange, the final dividend paid on the Stock and such other money or property, if any, to which the holders of Receipts are then entitled. The Depositary shall mail notice of such exchange and the proposed simultaneous exchange of the Depositary Shares representing the Stock to be exchanged, first class mail postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for exchange of such Stock and Depositary Shares (the "exchange date"), to the holders of record on the record date for such exchange (determined pursuant to Section 4.04) of the Receipts evidencing the Depositary Shares to be so exchanged, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for exchange. Each such notice shall state the record date for the purposes of such exchange; the exchange date; the principal amount of the Convertible Subordinated Debentures to be exchanged for each Depositary Share; the place or places where Receipts evidencing Depositary Shares are to be surrendered for exchange; and that dividends in respect of the Stock represented by the Depositary Shares to be exchanged will cease to accrue and that the conversion rights in respect thereof will terminate at the close of business on such exchange date.

         Notice having been mailed by the Depositary as aforesaid, from and after the exchange date (unless the Company shall have failed to issue the Convertible Subordinated Debentures in exchange for the Stock as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the shares of Stock so called for exchange shall cease to accrue, the conversion rights in respect thereof will terminate, the Depositary Shares being exchanged shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the Convertible Subordinated Debentures and the payment of the final dividend on the Stock in immediately available funds and to receive any other money or property to which such holder was entitled upon such exchange) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with said notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be exchanged for such Convertible Subordinated Debentures at an exchange rate per Depositary Share equal to one-tenth (1/10) (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest represented by one Depositary Share in one share of Stock) of the exchange rate per share in respect of the shares of Stock plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the exchange date have accrued on the shares of Stock to be so exchanged and have not theretofore been paid. The foregoing shall further be subject to the terms and conditions of the Authorizing Resolutions.

         SECTION 2.09. Limitations on Execution and Delivery; Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt or the conversion or exchange of the Stock for Common Stock or Convertible Subordinated Debentures, respectively, the Depositary, or any of the Depositary's Agents, or the Company may require payment of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Stock being deposited or withdrawn or with respect to the Common Stock upon conversion or the Convertible Subordinated Debentures upon exchange), may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

         The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended or the transfer of Receipts may be refused, or the transfer, surrender or exchange of outstanding Receipts or the conversion or exchange of the Stock for Common Stock or Convertible Subordinated Debentures, respectively, may be suspended during any period when the register of stockholders of the Company is closed, or if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement, or for distribution to holders of Receipts, any Stock or other securities required to be registered under the Securities Act of 1933, unless a registration statement under such Act is in effect as to such securities.

         SECTION 2.10. Lost Receipts, etc. In case any Receipt shall be mutilated or be destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the holder thereof filing with the Depositary evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt and the authenticity thereof and of his ownership thereof and furnishing the Depositary with reasonable indemnification satisfactory to it.

         SECTION 2.11. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulations, the Depositary is authorized to destroy Receipts so cancelled.


                               ARTICLE III
       Certain Obligations of Holders of Receipts and the Company

         SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery or delay the transfer, redemption or exchange of any Receipt or the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the Convertible Subordinated Debentures exchanged for such Stock pursuant to
Section 2.08 or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof or the exercise of any conversion right as specified in Section 2.07 until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

         SECTION 3.02. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt evidencing Depositary Shares or with respect to the Depositary Shares evidenced by such Receipt or with respect to the Stock (or any fractional interest therein) represented by such Depositary Shares or the Convertible Subordinated Debentures exchanged for such Stock pursuant to Section 2.08 or with respect to the exercise of any conversion right as referred to in Section 2.07, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder of such Receipt, except as provided in Section 5.08. Transfer of any Receipt or any withdrawal of Stock or exchange of Stock for Convertible Subordinated Debentures and all money or other property, if any, represented by Depositary Shares evidenced by such Receipt may be refused until such payment is made, and any dividends, interest payments or other distributions may be withheld, and such conversion right may be refused, or any part or all of the Stock or such Convertible Subordinated Debentures or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale may be applied to payment of any such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency.

         SECTION 3.03 Representations and Warranties as to Stock. Every person depositing Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are valid and that the person making such deposit is duly authorized to do so and has, or the person on whose behalf such deposit is made has, good and marketable title to such Stock, free and clear of any liens, claims or encumbrances. The Company hereby further represents and warrants that the Stock, when issued, will be duly and validly issued, fully paid and non-assessable. Such representations and warranties shall survive the deposit of the Stock and the issuance of Receipts.

         SECTION 3.04. Representations and Warranties as to Debentures. The Company represents and warrants that if it shall elect to exchange in whole the Stock for its Convertible Subordinated Debentures, (i) such Convertible Subordinated Debentures, when issued, will be valid and binding obligations of the Company entitled to the benefits of the Indenture related to such Convertible Subordinated Debentures, and (ii) such Indenture will constitute a valid and binding instrument in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equitable principles.

         SECTION 3.05. Covenant and Warranties as to Common Stock. The Company covenants that it will keep a sufficient number of authorized and unissued shares of Common Stock to meet conversion requirements in respect of the Stock and Convertible Subordinated Debentures and that it will give written notice to the Depositary of any adjustments in the conversion rate of Stock into Common Stock as set forth in the Authorizing Resolutions. The Company represents and warrants that upon such conversion the Common Stock will be validly issued, fully paid and nonassessable. Such covenant, representations and warranties shall survive the deposit of the Stock and the issuance of Receipts and the issuance of the Common Stock upon conversion.

                               ARTICLE IV
                    The Deposited Securities; Notices

         SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sums as are, as nearly as possible, in proportion to the respective number of Depositary Shares held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of any taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

         SECTION 4.02. Distributions other than Cash. Whenever the Depositary shall receive any distribution other than cash upon the Stock, including without limitation any distribution of Convertible Subordinated Debentures in exchange for Stock pursuant to Section 2.08, the Depositary shall, subject to
Section 3.02, distribute on the record date fixed pursuant to Section 4.04 such amounts of the Convertible Subordinated Debentures, other securities or property received by it as are, as nearly as practicable, in proportion to the number of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among the record holders of Receipts entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of any taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Convertible Subordinated Debentures, other securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to the holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

         SECTION 4.03. Subscription Rights, Preferences or Privileges. Whenever the Company shall offer or cause to be offered to the holders of the Stock in whose names such securities are recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to the record holders of Receipts entitled thereto of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to the holders of Receipts by the issue of warrants or otherwise, or (b) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

         If registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will promptly file a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective, or unless the offering and sale of such securities to the holders of such Receipts are exempt from registration under the provisions of such Act.

         If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders of Receipts to exercise such rights, preferences or privileges.

         SECTION 4.04. Notice of Dividends, Fixing of Record Date for Receipt Holders. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depositary shall receive notice of (a) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or (b) any election on the part of the Company to redeem any shares of Stock or to exchange shares of Stock for Convertible Subordinated Debentures, the Depositary shall, in each such instance, fix a record date (which shall be the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or who shall be entitled to notice of such meeting, or whose Depositary Shares are to be redeemed or exchanged.

         SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the holders of Receipts at the close of business on a specified record date determined pursuant to Section 4.04 will be entitled, subject to any applicable provisions of law and of the Articles of Organization of the Company or the Authorizing Resolutions relating to the Stock, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock represented by Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

         SECTION 4.06. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, consolidation or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or lease or transfer of all or substantially all of the Company's assets, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, in such manner as the Depositary may deem equitable (a) make such adjustments in (i) the fraction of an interest represented by one Depositary Share in one share of Stock, (ii) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, and (iii) the exchange ratio for the exchange of Depositary Shares for Convertible Subordinated Debentures upon the exchange of shares of Stock for such Convertible Subordinated Debentures, in each case as may be necessary to fully reflect the effects of such change in par or stated value, split-up, consolidation or other reorganization, merger, amalgamation or such consolidation or lease or transfer, and (b) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change of par or stated value, split-up, consolidation or other reclassification of the Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation or lease or transfer of substantially all of the assets of the Company to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock or other securities or property or cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date or record date of such transaction.
The Company shall cause any such surviving corporation (if other than the Company) expressly to assume the obligations of the Company hereunder.

         SECTION 4.07. Reports. The Depositary shall make available to holders of Receipts, upon request of such holders, reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Stock and (b) made generally available to the holders of such Stock by the Company.

         SECTION 4.08. List of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

                                    ARTICLE V
                          The Depositary and The Company

         SECTION 5.01. Maintenance of Offices, Agencies, Transfer Books by the Depositary; Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at its shareholder services office and such other place as may be required by law, regulation or stock exchange rule, facilities for the execution and delivery, transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

         The Depositary shall keep books at its shareholder services office for the transfer of Receipts which books at all reasonable times shall be open for inspection by the record holders of Receipts, provided that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts. The Depositary may close the books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

         If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on the American Stock Exchange or any other national securities exchange, the Depositary may, with the approval of the Company, appoint a Registrar for registry of such Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts or such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Receipts, such Depositary Shares, or such Stock as may be required by law or applicable stock exchange regulation.

         SECTION 5.02 Prevention or Delay in Performance by the Depositary, the Depositary's Agent or the Company. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt if, by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority, or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Articles of Organization of the Company or the Authorizing Resolutions relating to the Stock or by reason of any act of God or war or other circumstances beyond control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any non-performance or delay caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

         SECTION 5.03. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

         Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, Depositary Shares or the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

         Neither the Depositary nor any Depositary's Agent nor the Company shall be liable for any action or failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the shares of Stock or for the manner or effect of any such vote made, so long as any such action or failure to act is in good faith.

         The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents due to its or their negligence or bad faith. The Depositary and the Depositary's Agents may own and deal in any class of securities of the Company and its affiliates and Receipts. The Depositary may also be a depositary of the Company for any purpose, may loan money to the Company and its affiliates, may act as trustee, transfer agent or registrar of any of the securities of the Company and its affiliates and may engage in any other business with or for the Company and its affiliates.

         The Company agrees with the Depositary to register the Stock and Depositary Shares evidenced by Receipts to be initially issued upon the deposit of the Stock under the Securities Act of 1933 and, if required by applicable law, to register promptly and maintain the registration of Depositary Shares evidenced by Receipts under the Securities Exchange Act of 1934.

         SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal becoming effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and the money or property held hereunder by it as Depositary to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

         Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may authenticate the Receipts in the name of the predecessor depositary or in the name of the successor depositary.

         SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of

Receipts, in each case at the addresses recorded in the Depositary's books, copies of all notices and reports (including, without limitation, financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company's Articles of Organization and the Authorizing Resolutions to be furnished by the Company to holders of the Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request.
In addition, the Depositary will transmit to the holders of Receipts (at the Company's expense) such other documents as may be requested by the Company.

         SECTION 5.06. Deposit of Stock by the Company. The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Stock, if such Stock is required to be registered under the provisions of the Securities Act of 1933 and no registration statement is in effect as to such Stock.

         SECTION 5.07. Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against any liability arising out of acts performed or omitted in accordance with the provisions of this Deposit Agreement, as the same may be amended, modified or supplemented from time to time, and the Receipts (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for liability arising out of negligence or bad faith on the part of any such person or persons, or (b) by the Company or any of its agents.

         SECTION 5.08. Charges and Expenses. No charges and expenses of the Depositary or any Depositary's Agent hereunder, or those of any Registrar, shall be payable by any person other than the Company, except for fees for the deposit of Stock subsequent to the initial deposit hereunder, or any surrender of Receipts for withdrawal of shares of Stock represented by the Depositary Shares evidenced thereby (other than the initial withdrawal of any shares of Stock following the initial deposit of such shares hereunder), for which the
person making such a deposit will be charged $           per 100 Depositary
Shares or portion thereof delivered to or upon his order or surrendered for such withdrawal, any taxes and other governmental charges and as set forth in the next succeeding sentence, provided that the Company shall pay any charges or expenses of the Depositary in connection with any withdrawal of Stock upon its conversion or exchange, as provided in the Authorizing Resolutions. If, at the election of a holder of Stock or Receipts, any delivery or communication from the Depositary to such holder is by telegram or telex or if the Depositary incurs charges or expenses for which it is not otherwise liable hereunder at the election of such holder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every month or at such other intervals as the Company and the Depositary may agree.

                               ARTICLE VI
                       Amendment and Termination

         SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose any fees, taxes or charges (other than fees and charges provided for herein), or which shall otherwise prejudice any substantial existing rights of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder of any Receipt to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to convert such shares into Common Stock or to deliver to the holder the Stock and all money and other property, if any, represented thereby, including any Convertible Subordinated Debentures, and receive therefor the Stock and other property represented thereby or to convert the number of whole shares of underlying Stock into Common Stock, except in order to comply with mandatory provisions of applicable law.

         SECTION 6.02. Termination. Whenever so directed by the Company, the Depositary will terminate this Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notices for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall have not been appointed and accepted its appointment as provided in Section 5.04.

         If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to the Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver Stock and any money and other property represented by Receipts upon surrender thereof by the holders. At any time after the expiration of two years from the date of termination, the Depositary may sell the Stock or Convertible Subordinated Debentures then held hereunder at public or private sale, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and money, cash and other property. Within 60 days after the first anniversary date of such sale, the Depositary shall pay to the Company any such net proceeds which shall not have been claimed by holders of Receipts surrendering their Receipts therefor. After making such payment to the Company, the Depositary shall be discharged from all obligations under this Deposit Agreement and the remaining Receipt holders shall look to the Company for such proceeds relating to such Receipts. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and 5.08 hereof.

                                  ARTICLE VII
                                 Miscellaneous

         SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's shareholder services office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

         SECTION 7.02. Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.


         SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         SECTION 7.04. Notices. Any and all notices to be given to the Company hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Company at 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701, Attention: Secretary, or any other place to which the Company may have transferred its principal executive office.

         Any and all notices to be given to the Depositary hereunder or under the Depositary Receipts, shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Depositary at its shareholder services office.

         Any and all notices to be given to any record holder of a Receipt hereunder or under the Depositary Receipts shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or, if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

         Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter as aforesaid.

         SECTION 7.05. Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

         SECTION 7.06. Holders of Receipts are Parties. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

         SECTION 7.07. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         SECTION 7.08. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as part of this Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.


         IN WITNESS WHEREOF, Perini Corporation and State Street Bank & Trust Company of Boston have duly executed this Agreement as of the day and year first above set forth and all holders of Receipts shall be acceptance by them of Receipts issued in accordance with the terms hereof.

                                  PERINI CORPORATION


                                  By: __________________________

Attest:

____________________________           Name: ___________________
         Secretary

                                  Title: ___________________


                                  STATE STREET BANK & TRUST COMPANY


                                  By: _____________________

Attest:

____________________________           Name: ___________________
         Secretary

                                  Title: ___________________

                                                      EXHIBIT A


                              DEPOSITARY RECEIPT
                                      FOR
    $       DEPOSITARY CONVERTIBLE EXCHANGEABLE JUNIOR PREFERRED SHARES
    REPRESENTING $      CONVERTIBLE EXCHANGEABLE JUNIOR PREFERRED STOCK
                         (par value $1.00 per share)

                                     OF

                            PERINI CORPORATION
               (Incorporated under the Laws of Massachusetts)


No. FBU
CUSIP

    $           Depositary Convertible Exchangeable Junior Preferred Shares

    (Each such share representing one-tenth of one share of $
Convertible Exchangeable Junior Preferred Stock, par value $1.00 per share)


         1. State Street Bank & Trust Co., a national banking association duly organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that
  is the registered owner of $          Depositary Convertible Exchangeable
Junior Preferred Shares ("Depositary Shares"), each Depositary Share
representing one-tenth (1/10) of one share of $         Convertible
Exchangeable Junior Preferred Stock ("Stock") of Perini Corporation, incorporated under the laws of the Commonwealth of Massachusetts (the "Company"). Each such Depositary Share represents one-tenth (1/10) share of Stock at the date hereof deposited at the shareholder services office of the Depositary. The rights, preferences and limitations of the Stock are set forth in the Company's Restated Articles of Organization, as amended, and the resolutions adopted by the Board of Directors of the Company establishing the Stock (the "Authorizing Resolutions"), copies of which are on file at the Depositary's shareholder services office.

         2. The Deposit Agreement. The Depositary Receipts ("Receipts"), of which this Receipt is one, are made available upon the terms and conditions set
forth in the Deposit Agreement dated as of July   , 1994 (the "Deposit
Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Depositary's shareholder services office) sets forth the rights of holders of the Receipts and the rights and duties of the Depositary in respect of the Stock deposited and any and all property and cash from time to time held thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly provided herein, all defined terms used herein shall have the meanings described thereto in the Deposit Agreement.

         3. Redemption at the Company's Option. Whenever the Company shall elect to redeem shares of the Stock, it shall give the Depositary not less than 30 and not more than 60 days notice of the date of such proposed redemption of stock and of the number of shares held by the Depositary to be so redeemed and the redemption price for the Stock to be redeemed (which shall include full cumulative dividends thereon to the redemption date). The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of corresponding numbers of Depositary Shares from the proceeds of such redemption of Stock not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares to the holders of record of Receipts on the record date for such f the Depositary Shares to be so redeemed. In case less than all the outstanding Depositary Shares are to be so redeemed, the Depositary Shares to be so redeemed shall be selected pro rata or by lot or in such manner as the Company shall deem appropriate and fair. If less than all of the Depositary Shares represented by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt representing the Depositary Shares not called for redemption. Notice having been mailed as aforesaid, from and after the date set for redemption (unless the Company shall have failed to redeem the shares of Stock to be redeemed as set forth in the notice of redemption), all dividends in respect of the shares of Stock so called for redemption shall cease to accrue, the conversion rights in respect of the Stock shall terminate, the Depositary Shares called for redemption shall be deemed no longer to be outstanding, and all rights of holders of Receipts with respect to such called Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at the redemption price therefor specified in said notice, plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the redemption date have accrued on the shares of Stock to be so redeemed and have not theretofore been paid. The foregoing shall be subject to the terms and conditions of the Authorizing Resolutions.

         4. Surrender of Receipts and Withdrawals of Stock. Upon surrender of this Receipt to the Depositary at its shareholder services office or at such other offices as it may designate, and subject to the provisions of the Deposit Agreement (unless the Depositary Shares evidenced hereby have been theretofore called for redemption or exchange), the holder hereof is entitled to withdraw, and to obtain delivery, to or upon the order of such holder, of the Stock and all money and other property, if any, at the time represented hereby; provided, however, that the holder hereof is not entitled to withdraw less than a whole share of Stock and therefore, this Receipt alone or in the aggregate with other Receipts, must evidence at least a whole share of Stock; and provided further, that in the event this Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall, in addition to such number of whole shares of Stock and the money and other property, if any, to be so withdrawn, deliver, to or upon the order of such holder, a new Receipt evidencing such excess number of Depositary Shares.

         5. Conversion of Stock. Receipts may be surrendered at the place or places specified in Paragraph 4 hereof with instructions to the Depositary, as conversion agent, to convert any specified number of whole shares of Stock represented by Depositary Shares evidenced hereby into Common Stock of the Company at the conversion rate specified in the Authorizing Resolutions, as such conversion rate may be adjusted from time to time by the Company as provided in the Authorizing Resolutions. Upon conversion of such whole shares of Stock, no allowance, adjustment or payment shall be made with respect to dividends on such Stock or Common Stock and no fractional share of Common Stock shall be issued except as the Company may otherwise determine in accordance with the Authorizing Resolutions; however, a cash payment will be made by the Company in lieu thereof on the basis of the then current market value of such fractional share, as provided in the Authorizing Resolutions. Each holder surrendering Receipts for conversion during the period between a record date for payment of dividends and a dividend payment date (except for Receipts representing Stock called for redemption or exchange with a redemption or exchange date during such period) must accompany such Receipts with a check made payable to the Company in an amount equal to the dividend thereon which such holder is to receive on the dividend payment date.

         6. Exchange of Stock for Convertible Subordinated Debentures at the Company's Option. The Stock is exchangeable in whole, but not in part, at the
option of the Company for the      % Convertible Subordinated Debentures Due
2019 of the Company (the "Convertible Subordinated

Debentures") in accordance with the terms of the Stock. Whenever the Company shall elect to exchange the shares of the Stock for Convertible Subordinated Debentures, it shall give the Depositary not less than 30 nor more than 60 days notice of the date of such proposed exchange of Stock. On the date of such exchange, provided that the Company shall then have issued the Convertible Subordinated Debentures for the Stock to be exchanged, the Depositary shall exchange the Depositary Shares representing the Stock for the proposed Convertible Subordinated Debentures issued in such exchange. The Depositary shall mail notice of such exchange and of the proposed simultaneous exchange of the Depositary Shares representing the Stock to be exchanged, not less than 30 nor more than 60 days prior to the date fixed for exchange of such Stock and Depositary Shares, to all holders of record on the record date for such exchange (determined as provided in Paragraph 17 below) of the Receipts evidencing the Depositary Shares at the addresses of such holders as the same appear on the records of the Depositary, but the failure to mail any such notice to a holder shall not affect the sufficiency of the proceedings for exchange. Each such notice shall state the record date for the purposes of such exchange; the exchange date; the principal amount of the Convertible Subordinated Debentures to be exchanged for each Depositary Share; the place or places where such Receipts are to be surrendered for exchange; and that dividends in respect of the Depositary Shares to be exchanged will cease to accrue and the conversion rights in respect thereof will terminate at the close of business on such exchange date.

         Notice having been mailed by the Depositary as aforesaid, from and after the exchange date (unless the Company shall have failed to exchange the shares of Stock to be exchanged by it as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the Depositary Shares of Stock shall cease to accrue, the conversion rights in respect thereof shall terminate, the Depositary Shares being exchanged shall no longer be deemed to be outstanding, all rights of the holders of Receipts with respect to such Depositary Shares (except the right to receive Convertible Subordinated Debentures) shall, to the extent of such Depositary Shares, cease and terminate, and, upon surrender in accordance with said notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), said Depositary Shares shall be exchanged by the Depositary for the Convertible Subordinated Debentures at an exchange rate per share equal to one-tenth (1/10) (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest represented by one Depositary Share in one share of Stock) of the exchange rate per share in respect of the shares of Stock plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the exchange date have accrued on the shares of Stock to be so exchanged and have not theretofore been paid. The foregoing shall be further subject to the terms and conditions of the Authorizing Resolutions.

         7. Transfers, Split-ups, Combinations. This Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall sign and deliver a Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, representing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered.

         8. Conditions to Signing and Delivery, Transfer, Exchange, etc. of Receipts. Prior to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Receipt or the conversion or exchange of the Stock for Common Stock or Convertible Subordinated Debentures, respectively, the Depositary, or any of the Depositary's Agents or the Company, may require payment of a sum sufficient for payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to
it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Stock being deposited or withdrawn), may require proof satisfactory to it as to the indemnity and genuineness of any signature and may also require compliance with such regulations, if any, as it may establish pursuant to the Deposit Agreement. Any person presenting Stock for deposit, or any holder of this Receipt, may be required to file any information and to execute such certificates as the Depositary or the Company may reasonably deem necessary or proper.


         9. Suspension of Delivery, Transfer, etc. The deposit of Stock, the delivery of this Receipt against Stock, the transfer, surrender or exchange of this Receipt or the exercise of any conversion or exchange right may be suspended (a) during any period when the register of stockholders of the Company is closed, or (b) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

         10. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt or with respect to the Depositary Shares evidenced hereby or with respect to the Stock (or any fractional interest therein (represented by such Depositary Shares or the Convertible Subordinated Debentures exchanged for such Stock, or with respect to the exercise of any conversion or exchange of the Stock into Common Stock or Convertible Subordinated Debentures, respectively, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof. Transfer of this Receipt, any withdrawal of Stock evidenced by this Receipt or any conversion or exchange of the Stock underlying this Receipt into Common Stock or Convertible Subordinated Debentures, respectively, may be refused until such payment is made, and any dividends, interest payments or other distributions may be withheld, or any part of all of the Stock represented by the Depositary Shares not evidenced by this Receipt and not theretofore sold may be sold for the account of the holder hereof, and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to payment of any such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency.

         11. Warranties by Depositor. Every person depositing Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are valid, that such person making such deposit, or the person on whose behalf such deposit is made, has good and marketable title to such Stock, free and clear of any liens, claims or encumbrances, and that the person making such deposit is duly authorized to do so.

         12. Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which imposes any fees, taxes or charges (other than fees and charges provided for in the Deposit Agreement), or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. The holder of this Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder of this Receipt to surrender this Receipt to the Depositary with instructions to convert such shares into Common Stock or to deliver to the holder the Stock and all money and other property, if any, represented hereby, including any Convertible Subordinated Debentures, and receive therefor the Stock and other property represented hereby or to convert the number of whole shares of underlying Stock into Common Stock, except in order to comply with mandatory provisions of applicable law.

         13. Charges of Depositary. The Depositary will charge the party to whom Receipts for Depositary Shares are delivered against deposits of Stock $
         for each 100 Depositary Shares or fraction thereof so delivered (other than the initial deposit of such shares by J.P. Morgan Securities Inc. under the Deposit Agreement) and for withdrawal of shares of Stock represented by Receipts for Depositary Shares (other than the initial withdrawal of any shares of Stock following the initial deposit of such shares by J.P. Morgan Securities
Inc). The Company will pay all other charges of the Depositary, except for taxes and other governmental charges, and such telegram, telex and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock or holders of Receipts.


         14. Title to Receipts. it is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

         15. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the holders of Receipts as nearly as practicable in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of any taxes. Other distributions received on the Stock may be distributed to such holders of Receipts as provided in the Deposit Agreement.

         16. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer to the record holders of the Stock any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to the record holders of Receipts entitled thereto of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (b) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available) may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to the provisions of Paragraph 10 hereof, be distributed by the Depositary to the record holders of Receipts entitled thereto as in the case of a distribution received in cash.

         If any other action (including the registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate) under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company will use its best efforts to take such action to obtain such registration, authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges, to enable holders of Receipts to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless or until the relevant registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.

         17. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depositary shall receive notice of
(a) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or (b) any election on the part of the Company to redeem any shares of Stock or to exchange shares of Stock for Convertible Subordinated Debentures, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting, or whose Depositary Shares are to be redeemed or exchanged.

         18. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Organization of the Company or the Authorizing Resolutions, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by the Depositary Shares evidenced by their respective Receipts, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock represented by such Receipt in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

         19. Changes Affecting Deposited Securities. Upon any change in par or stated value, split-up, consolidation or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or lease or transfer of all or substantially all of the Company's assets, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, in such manner as the Depositary may deem equitable, (a) make such adjustments in (i) the fraction of an interest represented by one Depositary Share in one share of Stock, (ii) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, and (iii) the exchange ratio for the exchange of Depositary Shares for Convertible Subordinated Debentures upon the exchange of shares of Stock for such Convertible Subordinated Debentures, in each case as may be necessary to fully reflect the effects of such change in par or stated value, split-up, consolidation or other reorganization, merger, amalgamation or such consolidation or lease or transfer, and (b) treat any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of the Stock as new deposited securities under the Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new deposited securities so received in exchange for or in conversion of or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. None of the provisions of this Paragraph 19 shall apply to an exchange pursuant to Paragraph 6 hereof.

         20. Reports; Inspection of Transfer Books. The Depositary will make available to holders of Receipts, upon request of such holders, any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Stock and (b) made generally available to the holders of such Stock by the Company. The Depositary will also send to record holders of Receipts copies of such notices, reports and other financial statements to the extent provided in the Deposit Agreement when furnished by the Company. The Depositary will keep books for the transfer of Receipts, which at all reasonable times will be open for inspection by the revord holders of Receipts; provided, however, that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.


         21. Liability of the Depositary, the Depositary's Agents or the Company. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt if, by reason of any provision of any present or future law or regulation of any governmental authority, or, in the case of the Depositary or the Depositary's Agents, by reason of any provision, present or future, of the Articles of Organization of the Company or the Authorizing Resolutions, or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

         22. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

         Neither the Depositary nor any Depositary's Agent nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, Depositary Shares or the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

         Neither the Depositary nor any Depositary's Agent nor the Company will be liable for any action or failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information.

         The Depositary will not be responsible for any failure to carry out any instructions to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or failure to act is in good faith.

         The Company will indemnify the Depositary and any Depositary's Agent against any liability arising out of acts performed or omitted in connection with the Deposit Agreement or the Receipts, as the same may be amended, modified or supplemented from time to time (a) by the Depositary or any Registrar, or any of their respective agents (including Depositary's Agent), except to the extent that liability results from negligence or bad faith, or
(b) by the Company or any of its agents.

         The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its Agents due to negligence or bad faith.

         The Depositary and the Depositary's Agents may own and deal in any class of securities of the Company or its affiliates and in Receipts. The Depositary may also be a depositary of the Company for any purpose, may loan money to the Company and its affiliates, may act as trustee, transfer agent or registrar of any of the securities of the Company or its affiliates and may engage in any other business with or for the Company and its affiliates.

         23. Resignation and Removal of Depositary. The Depositary may at any time (a) resign by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment, or (b) be removed by the Company effective upon the appointment of a successor depositary and its acceptance of such appointment, all as provided in the Deposit Agreement.


         24. Termination of Deposit Agreement. Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Receipts outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor Depositary shall not have been appointed and accepted its appointment. If any Receipts remain outstanding after the date of termination, the Depositary thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein. At any time after the expiration of two years from the date of termination, the Depositary may sell the Stock or Convertible Subordinated Debentures then held by it at public or private sale, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it, without liability for interest, for the pro rata benefit of the holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Within 60 days after the first anniversary date of such sale, the Depositary shall pay to the Company any such net proceeds which shall not have been claimed by holders of Receipts surrendering their Receipts therefor. After making such payment to the Company, the Depositary shall be discharged from all obligations under the Deposit Agreement and the remaining Receipt holders shall look to the Company for any such proceeds relating to such Receipts.

         Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar with respect to indemnification, charges and expenses.

         25. Governing Law. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been executed manually by the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by the facsimile signature of a duly authorized officer of the Depositary and, if so executed, shall have been countersigned manually by a duly authorized officer of the Registrar.


Dated:

                             STATE STREET BANK & TRUST CO.



                             By: ___________________________

                                    Authorized Signature

                           [Form of Notice of Conversion]

         The undersigned holder of this Receipt for $           Depositary
Convertible Exchangeable Junior Preferred Shares (the "Depositary Shares")
hereby irrevocably exercises the option to convert             whole shares of
the underlying $           Convertible Exchangeable Junior Preferred Stock (the
"Stock") represented by this Receipt into shares of Common Stock (and any other applicable securities or property) of Perini Corporation in accordance with the terms and conditions of the Stock including the Authorizing Resolutions in respect thereof and further as provided in the Deposit Agreement dated as of July , 1994 among Perini Corporation, State Street Bank & Trust Company, as Depositary, and the holders from time to time of Receipts, referred to in this Receipt, and directs that the securities deliverable upon the conversion be registered in the name of and delivered, together with a check in payment for any fractional share and any other property, to the undersigned unless a different name has been indicated below. If securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. If the number of shares of Stock indicated above is less than the number of shares of such Stock on deposit in respect of this Receipt, the undersigned directs that the Depositary issue to the undersigned, unless a different name is indicated below, a new Receipt evidencing the balance of the Depositary Shares not surrendered with instructions for conversion of the underlying Stock.


Dated _________________________

Name __________________________

                       (Please Print Name and Address)

Signature _______________________________

Address   _______________________________

NOTE: The above signature should correspond exactly with the name on the face of this Receipt or with the name of assignee appearing in assignment form below.


         If shares are to be registered in the name of a person other than the holder, please print such person's name and address below:

Name ____________________________________

Address _________________________________


                             [Form of Assignment]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and
transfers unto                             of the Depositary Convertible
Exchangeable Junior Preferred Shares represented by the within Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes
and appoints                                     attorney, to transfer the same
on the books of the within named Depositary, with full power of substitution in the premises.

Dated: _______________________    Signature: __________________________________


NOTE: The above signature should correspond exactly with the name on the face of this Receipt.